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As filed with the Securities and Exchange Commission on July 1, 2005

Securities Act File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MDC Acquisition Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	6770 (Primary Standard Industrial Classification Code Number)	20-3014632 (I.R.S. Employer Identification Number)
525 Middlefield Rd., Suite 210 Menlo Park, CA 94025 (650) 470-4452 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert B. Hellman, Jr.
Chief Executive Officer
MDC Acquisition Partners Inc.
525 Middlefield Rd., Suite 210
Menlo Park, CA 94025
(650) 470-4452
(650) 854-0853
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kenneth L. Guernsey Gian-Michele aMarca Chrystal Jensen Cooley Godward LLP One Maritime Plaza, 20th Floor San Francisco, CA 94111-3580 (415) 693-2000 (415) 951-3699—Facsimile	Floyd I. Wittlin Lisa R. Nicosia Bingham McCutchen LLP 399 Park Avenue New York, NY 10022-4689 (212) 705-7000 (212) 752-5378—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	11,500,000 Units	$8.00	$92,000,000	$10,828.40

Shares of Common Stock included as part of the Units(2)	11,500,000 Shares	—		(3)

Warrants included as part of the Units(2)	11,500,000 Warrants	—		(3)

Shares of Common Stock underlying the Warrants included in the Units(4)	11,500,000 Shares	$6.00	$69,000,000	$8,121.30

Representative's Purchase Option ("Option")	1	$100.00	$100.00	(3)

Units underlying the Option ("Representative's Units")(4)	500,000 Units	$10.00	$5,000,000	$588.50

Shares of Common Stock included as part of the Representative's Units(4)	500,000 Shares	—	—	(3)

Warrants included as part of the Representative's Units(4)	500,000 Warrants	—	—	(3)

Shares of Common Stock underlying Warrants included in the Representative's Units(4)	500,000 Shares	$7.98	$3,990,000	$469.62

Total			$169,990,100	$20,007.82

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 1,500,000 Units, consisting of 1,500,000 Shares of Common Stock and 1,500,000 Warrants, which may be issued upon exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)
No fee required pursuant to Rule 457(g).

(4)
Pursuant to Rule 416, there are also registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants or the Option.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated July 1, 2005

PRELIMINARY PROSPECTUS

$80,000,000

MDC Acquisition Partners Inc.

10,000,000 Units

        MDC Acquisition Partners Inc. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses.

        This is an initial public offering of our securities. Each unit that we are offering consists of:

  •
  one share of our common stock; and

  •
  one warrant.

        Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or                        , 2006, and will expire on                        , 2010, or earlier upon redemption.

        We have granted the underwriters a 45-day option to purchase up to 1,500,000 additional units solely to cover over-allotments, if any (over and above the 10,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Wedbush Morgan Securities Inc., the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 500,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that each of the warrants underlying such units entitles the holder to purchase one share of our common stock at a price of $7.98. The purchase option and its underlying securities have been registered under the registration statement, of which this prospectus forms a part.

        There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol            on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading 20 days after the earlier to occur of the expiration of the underwriters' option to purchase up to 1,500,000 additional units to cover over-allotments or the exercise in full or in part by the underwriters of such option. For more information, see the section entitled "Description of Securities—Units." Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols            and            , respectively. We cannot assure you, however, that our securities will continue to be quoted on the OTC Bulletin Board.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commission(1)	Proceeds, Before Expenses, to Us
Per unit	$8.00	$0.56	$7.44
Total	$80,000,000	$5,600,000	$74,400,000

(1)
Includes a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $0.08 per unit ($800,000 in total), payable to Wedbush Morgan Securities Inc., the representative of the underwriters.

        Of the net proceeds we receive from this offering, $72,382,517 (approximately $7.24 per unit) will be deposited into a trust account at Union Bank of California, maintained by Continental Stock Transfer & Trust Company acting as trustee.

        We are offering the units for sale on a firm-commitment basis. Wedbush Morgan Securities Inc., acting as the representative of the underwriters, expects to deliver our securities to investors in the offering on or about                        , 2005.

Wedbush Morgan Securities
ThinkEquity Partners LLC
, 2005

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to "we," "us" or "our" refer to MDC Acquisition Partners Inc. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option or the purchase option granted to Wedbush Morgan Securities Inc.

        Unless we tell you otherwise, the term "business combination" as used in this prospectus means an acquisition of, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses. In addition, unless we tell you otherwise, the term "public stockholder" as used in this prospectus refers to those persons that purchase the securities offered by this prospectus, including any of our existing stockholders. However, our existing stockholders' status as "public stockholders" shall exist only with respect to those securities offered pursuant to this prospectus.

        We are a recently organized blank check company formed for the purpose of acquiring one or more operating businesses through a merger, capital stock exchange, asset acquisition or other similar business combination. We intend to focus on businesses within the consumer and business service industries, although our acquisition efforts will not be limited to any particular industry. To date, our efforts have been limited to organizational activities.

        We were organized and sponsored by a management team that brings together complementary skills and experience in private equity, operations, finance and transactional execution. Much of our management team shares a common background and history with McCown De Leeuw & Co., LLC ("McCown De Leeuw"), a private equity firm founded in 1984. We believe that these skills and experiences give us an advantage in sourcing, structuring and consummating a business combination. Together with our directors, our management team has built and maintained an extensive network of relationships from which to identify and generate acquisition opportunities. These relationships include, among others, public and private companies, business brokers, private equity and venture capital funds, investment bankers, attorneys and accountants. Depending on our evaluation of the skills and experience of the target business' management, we may choose to actively manage the target business once acquired.

        Our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such acquisition. This may be accomplished by identifying and acquiring a single business or multiple operating businesses contemporaneously.

        We are a Delaware corporation formed on June 17, 2005. Our offices are located at 525 Middlefield Rd., Suite 210, Menlo Park, CA 94025, and our telephone number is (650) 470-4452.

THE OFFERING

Securities Offered:	10,000,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading 20 days after the earlier to occur of the expiration of the underwriters' option to purchase up to 1,500,000 additional units to cover over-allotments or the exercise in full or in part by the underwriters of such option. In no event will separate trading of the common stock and warrants be allowed until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment. For more information, see the section entitled "Description of Securities—Units."
Common Stock:
Number of shares outstanding before this offering:	2,500,000 shares
Number of shares to be outstanding after this offering:	12,500,000 shares
Warrants:
Number of warrants outstanding before this offering:	0 warrants
Number of warrants to be outstanding after this offering:	10,000,000 warrants
Exercisability:	Each warrant is exercisable for one share of common stock.
Exercise price:	$6.00

Exercise period:	The warrants will become exercisable on the later of:
	•	the completion of a business combination on the terms described in this prospectus; or
	•	, 2006.
The warrants will expire at 5:00 p.m., New York City time, on , 2010, or earlier upon redemption.
Redemption:	We may redeem the outstanding warrants at any time after the warrants become exercisable:
	•	in whole and not in part;
	•	at a price of $0.01 per warrant;
	•	upon a minimum of 30 days prior written notice of redemption; and
•
if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.
Proposed OTC Bulletin Board symbols for our securities:
Units:
Common Stock:
Warrants:

Offering proceeds to be held in trust:
$72,382,517 of the proceeds of this offering (approximately $7.24 per unit) will be placed in a trust account at Union Bank of California, maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus (and in the event the units are registered for sale in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes). These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus, and (ii) our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering, expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect the business combination. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $1,500,000 after the payment of the expenses related to this offering).

None of the warrants may be exercised until after the consummation of a business combination. Thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us.

The stockholders must approve a business combination:
We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with any vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by our public stockholders, other than our existing stockholders. As a result, our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights as described below. Public stockholders who convert their stock into a pro rata share of the trust account retain the right to exercise the warrants that they receive as part of the units. For more information, see the section entitled "Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of a business combination."
Conversion rights for stockholders voting to reject a business combination:
Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their pro rata share, if the business combination is approved and consummated.

Audit Committee:
We have established and will maintain an audit committee composed entirely of independent directors to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. For more information, see the section entitled "Management—Committee of the Board of Directors."
Liquidation if no business combination:
We will dissolve and promptly distribute only to our public stockholders the amount in our trust account plus any of our remaining net assets if we do not effect a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock offered pursuant to this prospectus. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. For more information, see the section entitled "Proposed Business—Effecting a Business Combination—Liquidation if no business combination."

Risks

        In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders' initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc. and we do not satisfy such association's Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 8 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the related notes and schedules thereto, which are included elsewhere in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering so only balance sheet data is presented below.

	June 21, 2005
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital	$104,000	$73,906,517
Total assets	245,000	73,906,517
Total liabilities	221,000	—
Value of common stock that may be converted to cash (approximately $7.24 per share without taking into account interest earned on the trust account)	—	14,472,760
Stockholders' equity	24,000	59,433,757

(1)
Excludes the $100 purchase price for the purchase option issued to Wedbush Morgan Securities Inc.

        The "as adjusted" information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the estimated gross proceeds and the payment of the estimated remaining costs from such sale, including the repayment of a $150,000 promissory note payable to McCown De Leeuw.

        The working capital (as adjusted) and total assets (as adjusted) amounts include the $72,382,517 being held in the trust account, which will be available to us only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders.

        We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 10,000,000 shares of common stock sold in this offering, or 1,999,000 shares of common stock, at an initial per-share conversion price of approximately $7.24, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to the amount in the trust account, including all accrued interest, as of two business days prior to the consummation of the business combination, divided by the number of shares of common stock sold in this offering. In connection with any vote required for a business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by our public stockholders, other than our existing stockholders. As a result, our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates with respect to a business combination. We will not generate any revenues (other than interest income on the proceeds of this offering held in the trust account) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we will be forced to liquidate.

        We must complete a business combination with a fair market value equal to at least 80% of our net assets at the time of the acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding such a transaction.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

        If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation amount will be less than $8.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated cost of seeking a business combination. Furthermore, the warrants will expire with no value if we liquidate before the completion of a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

        Because the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a blank check company under federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and subsequently will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including an audited balance sheet demonstrating this fact, we believe that we are exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Proposed Business—Comparison to Offerings of Blank Check Companies."

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by our stockholders will be less than approximately $7.24 per share.

        Placing the funds in a trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, prospective target businesses and other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than approximately $7.24, plus interest, due to claims of such creditors or other entities. Any insurance we may procure to cover such claims will be subject to various limits and exclusions and may be insufficient to adequately protect the trust against such claims. If we are unable to complete a business combination and are forced to liquidate, Robert Hellman, Jr., our Chairman and Chief Executive Officer, Matthew Carbone, one of our directors and our President, and George McCown, another one of our directors and Chairman of our Management Council, have each agreed to be personally liable for ensuring that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us, or claims of any target businesses with which we have entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent any insurance we may procure is inadequate to cover any claims made against the trust account and the payment of such debts or obligations actually reduces the amount in the trust account. However, we cannot assure you that Messrs. Hellman, Carbone and McCown will be able to satisfy those obligations.

Because we have not selected any prospective target businesses, you will be unable to ascertain the merits or risks of any particular target business' operations.

        Because we have not yet selected or approached any prospective target businesses with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business' operations, financial condition or prospects. To the extent we complete a business combination, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more complete discussion of our selection of target businesses, see the section entitled "Proposed Business—Effecting a Business Combination—We have neither selected nor approached any target businesses."

A significant portion of working capital could be expended in pursuing acquisitions that are not consummated.

        It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that more than approximately 19.99% of our public stockholders vote against the transaction even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. See the section entitled "Proposed Business—Effecting a Business Combination—We have neither selected nor approached any target businesses."

We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

        Our certificate of incorporation authorizes the issuance of up to 40,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 16,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and any warrants acquired pursuant to the purchase option granted to Wedbush Morgan Securities Inc.) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

  •
  may significantly reduce the equity interest of investors in this offering;

  •
  will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

        For a more complete discussion of the possible structure of a business combination, see the section entitled "Proposed Business—Effecting a Business Combination—Selection of target businesses and structuring of a business combination."

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

        Although we have no commitments as of the date of this offering to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. The incurrence of debt:

  •
  may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

  •
  may cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

  •
  may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

  •
  may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

Some or all of our current officers and directors may resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.

        Our ability to be successful after effecting a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. In making the determination whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. We cannot assure you that our assessment of these individuals will prove to be correct.

The loss of key executives could adversely affect our ability to operate.

        Our operations are dependent upon a relatively small group of key executives. We believe that our success depends on the continued service of our key executive management team. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. We do not have employment contracts with any of our current executives. The unexpected loss of the services of one or more of these executives could have a detrimental effect on us.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

        Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our officers' and directors' other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section entitled "Certain Relationships and Related Transactions."

Our officers and directors are and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        Our officers and directors may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. For example, all of our executive officers are also employed by McCown De Leeuw, a private equity firm that acquires and invests in businesses in the consumer and business services industries. McCown De Leeuw and other firms with which our directors, executive officers and members of the Management Council are affiliated may compete with us for investment opportunities. Specifically, several members of our Management Council currently serve as directors of companies in the consumer and business services industries. Our officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to these existing and potential future affiliations with these and other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections entitled "Management—Directors and Executive Officers" and "Certain Relationships and Related Transactions."

Because all of our directors and officers own shares of our securities that will not participate in liquidation distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        All of our directors and officers own stock in our company, but have, with respect to shares of our common stock acquired by them prior to this offering, waived their right to receive distributions upon our liquidation in the event we fail to complete a business combination. Additionally, MDC Asset Management Partners, LLC, one of our existing stockholders and an affiliate of some of the members of our management, has agreed with Wedbush Morgan Securities Inc. that, after this offering is completed and within 45 trading days after separate trading of the warrants has commenced, it and certain of its affiliates or designees collectively will place bids for and, if their bids are accepted, purchase up to 500,000 warrants in the public marketplace, at prices not to exceed $1.20 per warrant following this offering. Those shares and warrants will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. Consequently, our directors' and officers' discretion in identifying and selecting suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

Our directors' and officers' interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders' best interest.

        Our existing stockholders, including all of our officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust fund unless the business combination is consummated. The amount of available proceeds is based on management's estimates of the funds needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquistion that is not consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our existing stockholders, which may raise potential conflicts of interest.

        In light of our existing stockholders' involvement with other consumer and business services companies and our intent to consummate a business combination with one or more operating businesses in that same sector, we may decide to acquire one or more businesses affiliated with our existing stockholders. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our existing stockholders, potential conflicts of interest may still exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

  •
  make a special written suitability determination for the purchaser;

  •
  receive the purchaser's written agreement to a transaction prior to sale;

  •
  provide the purchaser with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and that describe the market for these "penny stocks," as well as a purchaser's legal remedies; and

  •
  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

        The net proceeds from this offering will provide us with approximately $73,882,517, which we may use to complete a business combination. Although we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets at the time of the acquisition. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company. Therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

  •
  result in our dependency upon the performance of a single or small number of operating businesses;

  •
  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

  •
  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, together with additional financing if available, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

  •
  our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;

  •
  our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination; and

  •
  our outstanding warrants and the purchase option granted to Wedbush Morgan Securities Inc., and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

        Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

        In addition, because our business combination may entail the contemporaneous acquisition of several operating businesses and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

        Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet selected or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination and seek alternative target business candidates. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business or businesses. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the consummation of a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

        Upon consummation of our offering, our existing stockholders, including our officers and directors, will collectively own approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Our officers, directors and existing stockholders, and their affiliates, friends and family members have indicated that they may purchase up to $2,000,000 of units after the consummation of the offering. However, they are not obligated to do so and we do not have any agreements or arrangements with them requiring them to purchase units in or after the offering. In addition, MDC Asset Management Partners, LLC has agreed with Wedbush Morgan Securities Inc. that, after this offering is completed and within 45 trading days after separate trading of the warrants has commenced, it and certain of its affiliates or designees collectively will place bids for and, if their bids are accepted, purchase up to 500,000 warrants in the public marketplace at prices not to exceed $1.20 per warrant. Although these warrants are not exercisable until after the completion of our initial business combination, the exercise at that time would further increase our existing stockholders' ownership of the issued and outstanding shares of our common stock.

        In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders.

        Unless we are subject to Section 2115(b) of the California Corporations Code, our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination and may continue to exercise substantial control after a business combination due to their significant ownership. In addition, the affiliates and relatives of our existing stockholders are not prohibited from purchasing units in this offering or shares in the aftermarket, and they will have full voting rights with respect to any shares of common stock they may acquire, either through this offering or in subsequent market transactions. If they do, we cannot assure you that our existing stockholders, through their affiliates and relatives, will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid approximately $0.01 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29% or $2.34 per share (the difference between the pro forma net tangible book value per share of $5.66 and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

        In connection with this offering, as part of the units, we will be issuing warrants to purchase 10,000,000 shares of common stock. In addition, we have agreed to sell to Wedbush Morgan Securities Inc. an option to purchase up to a total of 500,000 units, which, if exercised, will result in the issuance of warrants to purchase an additional 500,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the acquisition cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        Our existing stockholders are entitled to demand that we register the resale of their shares of common stock in certain circumstances. For more information, please see the section entitled "Certain Relationships and Related Transactions—Prior Share Issuances." If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 2,500,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the acquisition cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

        We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. If you are not an "institutional investor," you must be a resident of one of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled "Underwriting—State Blue Sky Information."

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

        Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the National Association of Securities Dealers, Inc., or NASD, but not included in The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

  •
  restrictions on the nature of our investments; and

  •
  restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

        In addition, we may have imposed upon us burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure; and

  •
  reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Our directors, including those we expect to serve on our Audit Committee, may not be considered "independent" under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

        Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because our existing stockholders' initial equity investment was only $25,000, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies may disallow our offering in their respective states.

        Pursuant to the Statement of Policy Regarding Promoters Equity Investment promulgated by the North American Securities Administrators Association, Inc. state administrators may disallow an offering of a development stage company in their respective states if the initial equity investment by a company's promoters does not exceed (i) 10% of the first $1,000,000, (ii) 7% of the next $500,000, (iii) 5% of the next $500,000, and (iv) 2.5% of the balance over $2,000,000, in each case, of the aggregate public offering price. Based upon our estimated aggregate offering price of $80,000,000 assuming no exercise of the underwriters' over-allotment option, the minimum initial investment for the purposes of this offering would be approximately $2,110,000 under the above-noted formula. The initial investment of $25,000 by our existing stockholders, some of whom may be deemed "promoters" under this policy, is less than the required minimum amount pursuant to this policy. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the existing stockholders may not adequately protect investors.

Because the report of BDO Seidman LLP, our independent registered public accounting firm, contains a going concern qualification, and, to date, we have no revenues from operations and an accumulated deficit, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition may disallow our offering in their respective states.

        Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North America Securities Administrators Association, Inc., state administrators may disallow an offering in their respective states if the financial statements of the issuer contain a footnote or the independent auditor's report contains an explanatory paragraph regarding the issuer's ability to continue as a going concern and the issuer has (i) an accumulated deficit, (ii) negative stockholders' equity, (iii) an inability to satisfy current obligations as they come due or (iv) negative cash flow or no revenues from operations. The report of BDO Seidman LLP, our independent registered public accounting firm, contains a going concern qualification and we have no revenues from our operations and an accumulated deficit. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed in one or more states pursuant to this policy.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering will be used as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option
Gross proceeds(1)	$80,000,000	$92,000,000
Offering expenses(2)
Underwriting discount (6% of gross proceeds)	4,800,000	5,520,000
Underwriting non-accountable expense allowance (1% of gross proceeds without the over-allotment option)	800,000	800,000
Legal fees and expenses (including blue sky services and expenses)	350,000	350,000
Miscellaneous expenses(3)	50,000	50,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	30,000	30,000
SEC registration fee	20,008	20,008
NASD registration fee	17,475	17,475
Net proceeds
Held in trust	72,382,517	83,662,517
Percentage of gross proceeds held in trust	90.48%	90.94%
Not held in trust	$1,500,000	$1,500,000

Total net proceeds	$73,882,517	$85,162,517

Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$400,000
Due diligence of prospective target businesses	200,000
Legal and accounting fees relating to SEC reporting obligations	40,000
Administrative fees relating to office space	240,000
Working capital to cover miscellaneous expenses, director and officer insurance and reserves	620,000

Total	$1,500,000

(1)
Excludes the payment of $100 from Wedbush Morgan Securities Inc. for its purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrants.

(2)
A portion of the offering expenses have been paid from the funds we received from McCown De Leeuw, as described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(3)
Miscellaneous expenses include the reimbursement of our existing stockholders for out-of-pocket expenses incurred in connection with the offering.

        We intend to use the proceeds from the sale of the units to acquire one or more operating businesses in the consumer and business services industries.

        Of the net proceeds, $72,382,517, or $83,662,517 if the underwriters' over-allotment option is exercised in full, will be placed in a trust account at Union Bank of California, maintained by Continental Stock Transfer & Trust Company acting as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account, as well as any other net proceeds not expended, will be used to finance the operations of the target businesses, which may include subsequent acquisitions.

        We have agreed to pay McCown De Leeuw, a monthly fee of $10,000 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the San Francisco Bay Area, the fee charged by McCown De Leeuw is at least as favorable as we could have obtained from an unaffiliated third party.

        We intend to use the excess working capital (approximately $620,000) for premiums for director and officer liability insurance and for insurance for third-party claims against the trust (approximately $200,000), with the balance of $420,000 being held in reserve for other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We have also reserved approximately $200,000 for reimbursement of expenses incurred in connection with conducting due diligence reviews of prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors and existing stockholders and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers, directors or existing stockholders will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. Any reimbursement of out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make a down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. We have not reserved any specific amounts for such payments or fees, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.

        McCown De Leeuw has loaned a total of $150,000 to us for the payment of offering expenses. The loan bears interest at a rate of 3.5% per year and will be payable on the earlier of June 22, 2006 or the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses.

        The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested only in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of the net proceeds not held in trust during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

        We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, the report of BDO Seidman LLP, our independent registered public accounting firm, contains a going concern qualification.

        No compensation of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders or any of their affiliates, other than the payment of $10,000 per month to McCown De Leeuw in connection with the general and administrative services arrangement for services rendered to us prior to or in connection with the business combination and any amount paid to our existing stockholders to repurchase the shares of our stock subject to repurchase rights, which amount will not exceed $25,000 in the aggregate. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation upon our failure to complete a business combination or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION

        The following table sets forth our capitalization at June 21, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	June 21, 2005
	Actual	As Adjusted
Note payable	$150,000	$—

Total debt	$150,000	$—

Common stock, $0.0001 par value, -0- and 1,999,000 of which, respectively, are subject to possible conversion	$—	$14,472,760

Stockholders' equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	$—	$—
Common stock, $0.0001 par value, 40,000,000 shares authorized; 2,500,000 shares issued and outstanding, 10,501,000 shares issued and outstanding (excluding 1,999,000 shares which are subject to possible conversion), as adjusted	250	1,250
Additional paid-in capital	24,750	59,433,507
Deficit accumulated during the development stage	(1,000)	(1,000)

Total stockholders' equity	24,000	59,433,757

Total capitalization	$174,000	$73,906,517

        If we consummate a business combination, the conversion rights afforded to our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

        At June 21, 2005, our net tangible book value was $104,000 or approximately $(0.02) per share of common stock. After giving effect to the sale of 8,001,000 shares of common stock included in the units (but excluding shares underlying the warrants included in the units), and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,999,000 shares of common stock which may be converted into cash) at June 21, 2005 would have been approximately $59,433,757 or approximately $5.66 per share, representing an immediate increase in net tangible book value of approximately $5.68 per share to the existing stockholders and an immediate dilution of $2.34 per share or approximately 29% to new investors not exercising their conversion rights.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.02)
Increase attributable to new investors	5.68

Pro forma net tangible book value after this offering		5.66

Dilution to new investors		$2.34

        Our pro forma net tangible book value after this offering has been reduced by approximately $14,472,760 because if we effect a business combination, the conversion rights of our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

        The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration
					Average Price per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	2,500,000	20.00%	$25,000	0.03%	$0.01
New investors	10,000,000	80.00%	$80,000,000	99.97%	$8.00

Total	12,500,000	100.00%	$80,025,000	100.00%

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We were formed on June 17, 2005, as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business with respect to such a transaction. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination.

        The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

  •
  may significantly reduce the equity interest of our stockholders;

  •
  will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

        Similarly, the incurrence of debt:

  •
  may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

  •
  may cause an acceleration of our obligations to repay the debt even if we make all principal and interest payments when due if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

  •
  may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

  •
  may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

        To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

        We estimate that the net proceeds from the sale of the units will be $73,882,517 (or $85,162,517 if the underwriters' over-allotment is exercised in full), after deducting offering expenses of approximately $517,483 and underwriting discounts of approximately $5,600,000 (or $6,320,000 if the underwriters' over-allotment option is exercised in full), including $800,000 evidencing the underwriters' non-accountable expense allowance of 1% of the gross proceeds. Of this amount, $72,382,517, or $83,662,517 if the underwriters' over-allotment option is exercised in full, will be held in trust and the remaining $1,500,000 in either case will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire one or more operating businesses, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses, and structuring, negotiating and consummating the business combination. However, we may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or businesses.

        We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

  •
  approximately $400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

  •
  approximately $200,000 of expenses for the due diligence and investigation of a target business;

  •
  approximately $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

  •
  approximately $240,000 of expenses in fees relating to our office space and certain general and administrative services; and

  •
  approximately $620,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $200,000 for director and officer liability and other insurance premiums.

        We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business. However, we may need to obtain additional financing to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our withholding obligations with respect to our deferred compensation plan.

        We have agreed to sell to Wedbush Morgan Securities Inc. an option to purchase up to a total of 500,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.98 (133% of the exercise price of the warrants included in the units sold in the offering). The purchase option will contain a cashless exercise feature. For a more complete description of the purchase option, see the section entitled "Underwriting—Purchase Option."

        As of June 21, 2005, McCown De Leeuw has loaned a total of $150,000 to us for payment of offering expenses. The loan bears interest at a rate of 3.5% per year and will be payable on the earlier of June 22, 2006 or the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses.

PROPOSED BUSINESS

Introduction

        We are a recently organized blank check company formed for the purpose of acquiring one or more operating businesses through a merger, capital stock exchange, asset acquisition or other similar business combination. We intend to focus on businesses within the consumer and business service industries, although our acquisition efforts will not be limited to any particular industry.

        We intend to seek targets in the consumer services industry that have strong brands, are driven by strong customer relationships and have sound business models. We intend to seek targets in the business services industry that enable their customers to conduct their operations more efficiently and cost effectively. Often these benefits come in the form of scale, scope and/or specific expertise that can provide substantial and ongoing improvements to their customers' operations and cost structures. In addition, prospective target businesses are likely to exhibit some of the following characteristics:

  •
  Clear business plan and growth strategy. We believe that it is important for businesses to have a well documented plan for the management and growth of the organization that can be acted upon as soon as an acquisition closes.

  •
  Positioned to capitalize on demographic trends. We believe that there will be significant opportunities for businesses serving the growing and evolving needs of the over 75.9 million aging baby boomers born between 1946 and 1964 and the 61.3 million "Gen Y" population born between 1979 and 1994.

  •
  Located in the western region of the United States. Our office is located in Northern California and we believe that we are most effective when located near our operating businesses.

        We were organized and sponsored by a management team that brings together complementary skills and experience in private equity, operations, finance and transactional execution. Much of our management team shares a common background and history with McCown De Leeuw, a private equity firm founded in 1984. We believe that these skills and experiences give us an advantage in sourcing, structuring and consummating a business combination. Together with our directors, our management team has built and maintained an extensive network of relationships from which to identify and generate acquisition opportunities. These relationships include, among others, public and private companies, business brokers, private equity and venture capital funds, investment bankers, attorneys and accountants. Depending on our evaluation of the skills and experience of the target business' management, we may choose to actively manage the target business once acquired.

        Our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such acquisition. This may be accomplished by identifying and acquiring a single business or multiple operating businesses contemporaneously.

        Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a vendor, prospective target business or other entity were to refuse to enter into such a waiver, our decision to engage such vendor or other entity or to enter into discussions with such target business would be based on our management's determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

        We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction.

Effecting a Business Combination

General

        We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or any combination thereof to effect a business combination involving one or more operating businesses. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise designated for any more specific purpose. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more operating businesses that do not need substantial additional capital but desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve one or more companies that may be financially unstable or in the early stages of development or growth.

We have neither selected nor approached any target businesses

        We do not have any specific business combination under consideration and neither we, nor any representative acting on our behalf, have had any contacts or discussions with any target business regarding a business combination. Subject to the requirement that our initial business combination must be with one or more operating businesses that, collectively, have a fair market value equal to at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target businesses with which we may ultimately complete a business combination.

Sources of target businesses

        We anticipate that acquisition candidates will be identified by various unaffiliated sources, including, among others, private equity and venture capital funds, public and private companies, business brokers, investment bankers, attorneys and accountants, who may present solicited or unsolicited proposals. In addition, we anticipate that the positions held and contacts maintained by the members of our management team will generate other proposals. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation. Any such finder's fee or compensation would be subject to arm's-length negotiations between us and any such professional firms and will likely be paid upon consummation of a business combination. We will not pay any of our existing officers, directors, stockholders, or any entity with which they are affiliated, any finders fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of target businesses and structuring of a business combination

        Subject to the requirement that our initial business combination must be with one or more operating businesses that, collectively, have a fair market value equal to at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. We expect that our management will diligently review all of the proposals we receive with respect to prospective target businesses. In evaluating prospective target businesses, our management team will likely consider the following:

  •
  financial condition and results of operation;

  •
  growth potential;

  •
  experience and skill of the target's management and availability of additional personnel;

  •
  capital requirements;

  •
  competitive position;

  •
  barriers to entry into the target businesses' industries;

  •
  stage of development of the products, processes or services;

  •
  degree of current or potential market acceptance of the products, processes or services;

  •
  proprietary features and degree of intellectual property or other protection of the products, processes or services;

  •
  regulatory environment of the industry; and

  •
  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with one or more operating businesses will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management team in effecting a business combination consistent with our business objective. In evaluating prospective target businesses, we intend to conduct an extensive due diligence review of the target businesses that will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information that will be made available to us.

        We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target businesses and their stockholders, as well as our own stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

        The time and costs required to select and evaluate target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. We will not pay any finders or consulting fees to our existing directors, officers, stockholders or special advisors, or any of their respective affiliates, for services rendered in connection with a business combination.

        In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Fair market value of target businesses

        The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target businesses have a sufficient fair market value or if a conflict of interest exists, such as if management selects a company affiliated with one of our existing stockholders as a prospective target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. We expect that any such opinion will be included in our proxy solicitation materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target businesses have sufficient fair market value and no conflict of interest exists.

Possible lack of business diversification

        The net proceeds from this offering will provide us with approximately $73,882,517 which we may use to complete a business combination. While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is equal to at least equal to 80% of our net assets at the time of such acquisition. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company; therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

  •
  result in our dependency upon the performance of a single operating business;

  •
  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

  •
  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risk or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risk and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target businesses we acquire.

Limited ability to evaluate the target business' management

        Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the target business' management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role, if any, of our officers and directors, in the target businesses cannot presently be stated with any certainty. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target businesses acquired.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target businesses. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of a business combination

        Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the structure of the business combination is such that it would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business or businesses and certain required financial information regarding the business or businesses.

        In connection with any vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. As a result, our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with the initial business combination only if both a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder, other than our existing stockholders, the right to have such stockholder's shares of common stock converted into cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $7.24, or $0.76 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to eligible stockholders who elect conversion will be distributed promptly after completion of the business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any proposed business combination for which our public stockholders owning 20% or more of the shares sold in this offering, other than our existing stockholders, both vote against a business combination, and exercise their conversion rights.

Liquidation if no business combination

        If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. There will be no distribution from the trust account with respect to the warrants and all rights with respect to the warrants will effectively terminate upon our liquidation.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.24 or $0.76 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors that could be in preference to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $7.24, plus interest, due to claims of creditors. We intend to procure insurance to cover claims by creditors against the trust account. Any insurance we may procure to cover such claims will be subject to various limits and exclusions and may be insufficient to adequately protect the trust against such claims. Messrs. Hellman, Carbone and McCown have each agreed pursuant to an agreement with us and Wedbush Morgan Securities Inc. that, if we liquidate prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds of the trust account are not reduced by the claims of vendors for services rendered or products sold to us, or claims by any target businesses with which we have entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent any insurance we may procure is inadequate to cover any claims made against the trust account and the payment of such debts or obligations actually reduces the amount of funds in the trust account. However, we cannot assure you that Messrs. Hellman, Carbone and McCown will be able to satisfy those obligations.

        Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a vendor, prospective target business or other entity were to refuse to enter into such a waiver, our decision to engage such vendor or other entity or to enter into discussions with such target business would be based on our management's determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

        If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

        Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination that the stockholder voted against and that is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Amended and Restated Certificate of Incorporation

        Our Amended and Restated Certificate of Incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our Amended and Restated Certificate of Incorporation will provide, among other things, that:

  •
  we establish and maintain an Audit Committee composed entirely of independent directors;

  •
  upon consummation of this offering, $72,382,517 of the offering proceeds shall be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or thereafter, upon our liquidation or as otherwise permitted in the Amended and Restated Certificate of Incorporation;

  •
  prior to the consummation of a business combination, we shall submit such business combination to our stockholders for approval;

  •
  we may consummate the business combination if approved by a majority of our stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

  •
  if a business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

  •
  if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account;

  •
  we may not consummate any other merger, acquisition, asset purchase or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such business combination; and

  •
  the Audit Committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the Audit Committee is charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Competition

        In identifying, evaluating and pursuing target businesses, we may encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, marketing technical, human and other resources than us will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of target businesses. Further:

  •
  our obligation to seek stockholder approval of a business combination may impede or delay the completion of a transaction;

  •
  our obligation to convert shares of common stock held by our stockholders into cash in certain instances may reduce the resources available to effect a business combination; and

  •
  our outstanding warrants and the purchase option granted to Wedbush Morgan Securities Inc., and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

        If we succeed in effecting a business combination, there will, in all likelihood, be intense competition from competitors of the target businesses. In particular, certain industries that experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target businesses are in high-growth industries.

Facilities

        We do not own any real estate or other physical properties. Our headquarters are located at 525 Middlefield Rd., Suite 210, Menlo Park, CA 94025. The cost of this space is included in the $10,000 per month fee McCown De Leeuw charges us for general and administrative service pursuant to a letter agreement between us and McCown De Leeuw. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

        We currently have seven officers, three of whom are also members of our board of directors. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

        We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, and have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

        We will not acquire a target business if audited financial statements in conformity with United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective businesses as part of the proxy solicitation materials sent to stockholders to assist them in assessing a business combination. The requirement of having available audited financial statements may limit the pool of potential target businesses available for acquisition.

Comparison to Offerings of Blank Check Companies

        The following table compares and contrasts the terms of our offering and the terms of an offering by a blank check company under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$72,382,517 of the net offering proceeds will be deposited into a trust account located at Union Bank of California, and maintained by Continental Stock Transfer & Trust Company acting as trustee.	$66,960,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $72,382,517 of net offering proceeds held in trust will only be invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States, so that we are not deemed to be an investment company under the Investment Company Act of 1940.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately 20 days after the earlier to occur of the expiration of the underwriters' option to purchase up to 1,500,000 additional units to cover over-allotments or the exercise in full or in part by the underwriters of such option, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, see the section entitled "Description of Securities—Units."
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to notify the company of their election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline
	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principal or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds
	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Robert B. Hellman, Jr.	45	Chairman and Chief Executive Officer
Matthew P. Carbone	39	Director and President
George E. McCown	70	Director and Chairman of Management Council
Mark Lerdal	46	Director
Jeffrey M. Drazan	46	Director
Judith N. Bornstein	41	Vice President, Chief Financial Officer and Secretary
Jeffrey A. Zawadsky	34	Vice President, Development
Kunal Sarkar	27	Vice President, Development
Nancy E. Katz	41	Vice President, Investor Relations

        Robert B. Hellman, Jr., Chairman and Chief Executive Officer.    Mr. Hellman joined McCown De Leeuw in 1987 as a senior associate and was named a managing director in 1991 and chief executive officer in 2001. He currently serves on the boards of StoneMor Partners L.P., a publicly-traded cemetery operator, and On Stage Entertainment, Inc., a producer and marketer of theatrical productions and operator of live theaters worldwide. Prior to joining McCown De Leeuw, Mr. Hellman was an associate at Bain & Co. Inc. from 1982 to 1984. Mr. Hellman received a BA from Stanford University, an MBA from Harvard Business School, and an MSc from the London School of Economics.

        Matthew P. Carbone, Director and President.    Mr. Carbone joined McCown De Leeuw in 2005 as a managing director. From 2002 to 2004, Mr. Carbone was a private investor. In 1998, Mr. Carbone founded and, until 2001, led Wit Capital Group's west coast operations and was a member of the executive management team. Prior to joining Wit Capital Group, Mr. Carbone worked in the investment banking divisions of Smith Barney from 1993 to 1998, the First Boston Corporation from 1992 to 1993 and Morgan Stanley from 1988 to 1990. Mr. Carbone received an MBA from Harvard Business School and a BA from Amherst College.

        George E. McCown, Director and Chairman of Management Council.    Mr. McCown co-founded McCown De Leeuw in 1984. Also, from 1987 to 2001, Mr. McCown was chairman of Building Materials Holding Corp. and, from 1991 to 1994, Mr. McCown was chairman of Vans, Inc. Mr. McCown spent 18 years at Boise Cascade Corporation in various general management positions, including senior vice president for the Building Materials Group and president of Boise Cascade Home and Land Corporation at the time he left in 1980. Mr. McCown was employed concurrently by both Harvard Business School and American Research and Development Corporation from 1962 to 1963. Mr. McCown received an MBA from Harvard Business School and a BS from Stanford University, where he served as a trustee from 1980 to 1985.

        Mark Lerdal, Director.    Since 2001, Mr. Lerdal has been president of KC Holdings, Inc., an investor and developer of gas and power projects. From 1996 to 2001, Mr. Lerdal was president and chief executive officer of Kenetech Corporation, a wind power company. Mr. Lerdal received a JD from Northwestern University and a BA from Stanford University.

        Jeffrey M. Drazan, Director.    Mr. Drazan has been a managing director of Sierra Ventures, a private venture capital firm, since 1984. Prior to 1984, Mr. Drazan was employed by American Telephone and Telegraph, where he held various positions beginning in 1980. Mr. Drazan holds a BSE from Princeton University and an MBA from New York University Stern School of Business.

        Judith N. Bornstein, Vice President, Chief Financial Officer and Secretary.    Ms. Bornstein joined McCown De Leeuw as chief financial officer in 2000. From 1999 to 2000, Ms. Bornstein was the chief financial officer of InterDimensions Corporation, a Web consulting and technology company. From 1996 to 1999, Mr. Bornstein was the Director of National Operations for SmartRoute Systems. Ms. Bornstein received an MBA from Simmons College in Boston and a BA from Hampshire College.

        Jeffrey A. Zawadsky, Vice President, Development.    Mr. Zawadsky joined McCown De Leeuw in 2000 as a summer intern and full-time in 2001 as a senior associate, becoming a principal in 2004. He currently serves on the board of StoneMor Partners L.P., a publicly-traded cemetery operator. Prior to joining McCown De Leeuw, from 1998 to 1999, Mr. Zawadsky was co-founder of Eagle International Management, a private equity firm. Mr. Zawadsky also served as vice president of investment banking at Troika Dialog, a Russian investment firm, from 1996 to 1998. From 1994 to 1996, Mr. Zawadsky was an entrepreneur in Moscow, Russia, involved with the start-up and operation of two restaurants, a fitness club and a medical text publishing house. Mr. Zawadsky received an MBA from Harvard Business School and a BA from Princeton University.

        Kunal Sarkar, Vice President, Development.    Mr. Sarkar joined McCown De Leeuw as an associate in 2002 and was named a senior associate in 2004. From 2000 to 2002, Mr. Sarkar was a member of the Strategic Planning and Development Group at The Walt Disney Company. Mr. Sarkar received a BA from Princeton University.

        Nancy E. Katz, Vice President, Investor Relations.    Ms. Katz joined McCown De Leeuw in 2000. From 1994 to 1999, Ms. Katz was the founding executive director of Net Impact, an international membership organization. Ms. Katz served as vice president of client relations at RREEF, an institutional real estate firm based in San Francisco, where she worked from 1987 to 1991. From 1986 to 1987, Ms. Katz was involved in investor relations for Modulaire Industries. Ms. Katz received an MBA from Stanford Graduate School of Business and a BA from Amherst College.

Number and Terms of Directors

        Our board of directors has five directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Carbone and Lerdal, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Drazan and McCown, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Hellman, will expire at the third annual meeting. However, if we are subject to Section 2115(b) of the California Corporations Code, all of our directors will be selected at each annual meeting of stockholders and will hold office until the next annual meeting. Each of our current directors has served on our board since our inception in June 2005.

        Our directors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our directors has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity. However, we believe that the skills and expertise of our directors, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition, although we cannot assure you that they will, in fact, be able to do so.

Committee of the Board of Directors

        Our Board of Directors will have an Audit Committee, which will report to the Board of Directors. Messrs. Lerdal and Drazan will serve as members of our Audit Committee. The Audit Committee will be responsible for meeting with our independent accountants regarding, among other issues, audits and adequacy of our accounting and control systems.

        In addition, the Audit Committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The Audit Committee will be composed entirely of independent directors. For more information, see the section entitled "Proposed Business—Amended and Restated Certificate of Incorporation."

Executive Officer and Director Compensation

        No executive officer has received any cash compensation for services rendered. Except as described below under "Deferred Compensation Plan," no compensation of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed "independent," we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Deferred Compensation Plan

        To incent our existing stockholders to remain with us as members of management, directors or our management council, at least until the consummation of a business combination, all of our existing stockholders (other than MDC Asset Management Partners, LLC) purchased their stock pursuant to restricted stock purchase agreements. These agreements provide us with the right to repurchase the shares subject to these agreements from a stockholder at the lesser of the amount initially paid for such shares or the fair market value of the stock at the time of repurchase upon such stockholder's termination of service with us prior to a business combination.

        We intend to adopt a deferred compensation plan in order to grant the existing stockholders (other than MDC Asset Management Partners, LLC) an interest in any shares repurchased by us thereby rewarding those existing stockholders for remaining with us through our initial business combination. Each existing stockholder will be granted an interest in the plan equal to his ownership interest in us as of the date immediately prior to this offering. An existing stockholder's interest in the plan will immediately vest upon the consummation of a business combination, provided that the existing stockholder is providing services to us at that time, either as a director, officer or member of the management council. To the extent that an existing stockholder's services with us terminate for any reason prior to a business combination, such stockholder's interest in the plan will also terminate. We will have the right, but not the obligation, to sell the repurchased shares subject to the deferred compensation plan at any time after the expiration of the restrictions imposed by the lock-up agreements relating to such stock. On the third anniversary of the effective date of this offering, we intend to distribute to the existing stockholders in accordance with their vested interest either the stock repurchased by us pursuant to the restricted stock purchase agreements or the net proceeds from the sale of such stock, in each case subject to applicable withholdings.

Management Council

        We have established a management council consisting of individuals who have demonstrated operating experience. We intend to rely on the advice and counsel of the members of our management council in sourcing, evaluating and structuring potential transactions. In addition to Mr. McCown, who is the chairman of the Management Council, the initial members of our management council are set forth below.

        G. Daniel Adams, Jr. has operated Bristlecone Group LLC, a private investment, interim management and consulting firm, since 2002. Mr. Adams served in various senior operating capacities with Digital Lighthouse from 1999 to 2002, Switch Manufacturing from 1996 to 1999, Kenetech Corporation from 1994 to 1996, and Black & Decker Power Tools from 1989 to 1994. From 1986 to 1989, Mr. Adams was a management consultant with McKinsey & Company. Mr. Adams received an MBA from Stanford University and a BSME from Duke University.

        Mark Lazar has served as the chief executive officer of Pacific Edge Software, an enterprise software company in Bellevue, Washington since 2005. In 2004, Mr. Lazar was chief executive officer of RouteScience, a wide-area network optimization company. Mr. Lazar was also the chief executive officer of Talking Blocks, a Web Services middleware company from 2002 to 2003, of Stratasource, an IT Managed Service in 2001, and of LoopNet, an online listing service for commercial real estate in 2001. Mr. Lazar also served as entrepreneur in residence at Crosspoint Ventures in 1998, Trinity Ventures in 1998, and Redpoint Ventures in 2001. Mr. Lazar was an associate at Bain & Co. Inc. from 1982 to 1988. Mr. Lazar received an MBA and an BA from Stanford University.

        John Lillie served as president of Sequoia Associates LLC, a investment firm, from 1998 to 2003. From 2000 to 2002, Mr. Lillie served as vice chairman of Gap Inc., a specialty apparel retailing. From 1996 to 1998, Mr. Lillie served as chairman of Specialized Bicycle Components and as vice chairman in 1998. Mr. Lillie currently serves as a director for Creativity Inc., a designer and distributor of specialty craft products, Ameriscape Inc., a grower and distributor of woody ornamental plants, Branders.com, a marketer of promotional goods, and American Balanced Fund/Income Fund of America, a mutual fund. Mr. Lillie received an MBA, MS and BS from Stanford University.

        John E. Murphy joined McCown De Leeuw in 1999 as an operating affiliate and was named managing director in 2000. Beginning in March 2005, Mr. Murphy was named vice chairman of Elephant Pharmacy Inc., an alternative drug company. From 1996 to 1998, Mr. Murphy was an independent consultant. In 1990, Mr. Murphy co-founded Fresh Fields Markets, Inc., a natural food retailing company, and served as chief operating officer until 1996. Mr. Murphy received a BS from University of Massachusetts.

        David L. Page has been a management consultant since 2002. Mr. Page served as the chairman and chief executive officer of Distributions Dynamics, Inc. from 2000 to 2002. From 1994 to 2000, Mr. Page was an operating affiliate for McCown De Leeuw where he provided management services to portfolio companies of McCown De Leeuw. In 1987, Mr. Page founding Page Packaging Corporation, a manufacturer of corrugated packaging and displays and was its chief executive officer until it was acquired in 1993. Mr. Page currently serves as a director for Distribution Dynamics, Inc., a distributor of fasteners and small components to equipment manufacturers, and E-M Solutions, a provider of data and voice network solutions. Mr. Page received his BA from Whitman College.

        We may identify, from time to time, additional individuals to serve on the management council if those individuals possess a level of experience that we believe may be beneficial to us. We will not compensate individuals for service on the management council, other than providing reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Code of Ethics

        We will adopt a code of ethics that applies to directors, officers and employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Share Issuances

        On June 21, 2005, we issued 2,500,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of approximately $0.01 per share, as follows:

Name	Number of Shares	Relationship to Us
Robert B. Hellman, Jr.	875,000	Chairman of the Board of Directors and Chief Executive Officer
Matthew P. Carbone	375,000	Director and President
George E. McCown	250,000	Director and Chairman of Management Council
MDC Asset Management Partners, LLC	218,750	Stockholder
Judith N. Bornstein	125,000	Vice President, Chief Financial Officer and Secretary
Jeffrey A. Zawadsky	168,750	Vice President, Development
Kunal Sarkar	112,500	Vice President, Development
Nancy E. Katz	112,500	Vice President, Investor Relations
Jeffrey M. Drazan	37,500	Director
Mark Lerdal	37,500	Director
G. Daniel Adams, Jr.	37,500	Member of Management Council
Mark Lazar	37,500	Member of Management Council
John Lillie	37,500	Member of Management Council
John E. Murphy	37,500	Member of Management Council
David L. Page	37,500	Member of Management Council

        We consider Messrs. Hellman, Carbone and McCown to be our promoters as such term is defined within the rules promulgated by the SEC under the Securities Act of 1933.

        The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the lock-up period expires. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Conflicts of Interest

        Investors should be aware of the following potential conflicts of interest:

  •
  None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Management."

  •
  In light of our existing stockholders' involvement with other consumer and business services businesses and our purpose to consummate a business combination with one or more operating businesses in those same sectors, we may decide to acquire one or more businesses affiliated with our existing stockholders. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with one or more businesses affiliated with our existing stockholders is fair to our stockholders from a financial point of view, potential conflicts of interest may still exist, and as a result, the terms of the business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest.

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

  •
  The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. These interests include their shares of our common stock, which will be subject to lock-up agreements restricting their sale until six months after a business combination, reimbursement of expenses incurred on our behalf if we have insufficient funds for such reimbursement, other than funds maintained in the trust, possible employment with potential target businesses, a repurchase right in our favor that allows us to repurchase their shares of our stock if their services with us are terminated prior to the consummation of a business combination, either as a director, officer or member of the management council, and their interest in the deferred compensation plan discussed in "Management—Deferred Compensation Plan."

  •
  McCown De Leeuw, an affiliate of Messrs. Hellman, Carbone and McCown, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay McCown De Leeuw $10,000 per month for these services. Mr. Hellman, Jr., our chairman of the board and chief executive officer, Mr. Carbone, our president, and Mr. McCown, the chairman of our management council, each serve as a managing director of McCown De Leeuw. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in McCown De Leeuw. However, this arrangement is solely for our benefit and is not intended to provide any of our officers or directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the San Francisco Bay Area, that the fee charged by McCown De Leeuw is at least as favorable as we could have obtained from an unaffiliated third party. However, as our directors may not be deemed "independent," we did not have the benefit of disinterested directors approving this transaction.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. For example, Mr. Hellman, Mr. Carbone, Mr. McCown, Ms. Bornstein, Mr. Zawadsky, Mr. Sarkar, Ms. Katz, Mr. Murphy, Mr. Page, Mr. Lazar, Mr. Lillie and Mr. Adams have preexisting fiduciary obligations that arise as a result of their affiliation with McCown De Leeuw and its affiliates. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any fiduciary obligations arising from a fiduciary relationship established prior to the establishment of a fiduciary relationship with us.

        The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. As a result, our existing stockholders will not have any of the conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders.

        McCown De Leeuw has loaned a total of $150,000 to us for the payment of offering expenses. The loan bears interest at a rate of 3.5% per year and will be payable on the earlier of June 22, 2006 or the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses.

        We will reimburse our officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination.

        No compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or any of their affiliates, other than under the general and administrative services arrangement with McCown De Leeuw for services rendered to us prior to or with respect to the business combination, any amount paid to our existing stockholders to repurchase the shares of our stock subject to repurchase rights, which amount will not exceed $25,000 in the aggregate, any reimbursable out-of-pocket expenses payable to our officers and directors, and any amount paid to our existing stockholders pursuant to the deferred compensation plan described under "Management—Deferred Compensation Plan."

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of June 29, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering) by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)
		Before Offering	After Offering
Robert B. Hellman, Jr.(2)	1,093,750	43.8%	8.8%
Matthew P. Carbone	375,000	15.0	3.0
George E. McCown	250,000	10.0	2.0
MDC Asset Management Partners, LLC(3)	218,750	8.8	1.8
Judith N. Bornstein	125,000	5.0	1.0
Jeffrey A. Zawadsky	168,750	6.8	1.4
Kunal Sarkar	112,500	4.5	*
Nancy E. Katz	112,500	4.5	*
Jeffrey M. Drazen	37,500	1.5	*
Mark Lerdal	37,500	1.5	*
All directors and executive officers as a group (9 individuals)	2,312,500	92.5%	18.5%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the following is 525 Middlefield Rd., Suite 210, Menlo Park, CA 94025.

(2)
Includes 218,750 shares held by MDC Asset Management Partners, LLC. See footnote (3) below.

(3)
MDC Asset Management Partners, LLC is managed by Robert B. Hellman, Jr., as the sole member. Mr. Hellman may be deemed to be the beneficial owner of the shares of common stock held by MDC Asset Management Partners, LLC.

        Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

        All of the shares of our common stock outstanding prior to the date of this prospectus will be subject to lock-up agreements between us, the holders of the shares and Wedbush Morgan Securities Inc. restricting the sale of such shares until six months after a business combination is successfully completed; however, no such restrictions shall apply to any shares of our common stock acquired in connection with or following this offering. During the lock-up period, the holders of the shares will not be able to sell or transfer their shares of common stock (except to their spouses and children, or trusts established for their benefit, or to us if such shares are subject to a right of repurchase), but will retain all other rights as our stockholders, including without limitation, the right to vote their shares of common stock subject to their agreement to vote all of their shares of common stock, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders, other than our existing stockholders. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

        The shares of our common stock issued to all existing stockholders (other than MDC Asset Management Partners, LLC) were issued pursuant to restricted stock purchase agreements allowing us to repurchase the shares subject to the agreements at a price per share equal to the lesser of the price per share paid by the individuals or the fair market value of the shares at the time of repurchase. This repurchase right terminates upon the earlier of the consummation of a business combination or 24 months after the consummation of this offering. In the event that the existing stockholder's service with the Company terminates prior to that time, either as a director, officer or member of the management council, we will have the right to repurchase those shares within 90 days of such termination. The maximum aggregate cost of repurchasing all of the shares of common stock subject to restricted stock purchase agreements will not exceed $25,000. Together with the deferred compensation plan described in "Management—Deferred Compensation Plan," this repurchase right is designed to ensure the retention of the existing stockholders' services to the Company and to provide appropriate incentives to the existing stockholders.

        MDC Asset Management Partners, LLC has agreed with Wedbush Morgan Securities Inc., that, after this offering is completed and within the first 45 trading days after separate trading of the warrants has commenced, it and certain of its affiliates or designees collectively will place bids for and, if their bids are accepted, purchase up to 500,000 warrants in the public marketplace at prices not to exceed $1.20 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until the completion of a business combination. Subject to any regulatory restrictions and within the first 45 trading days after separate trading of the warrants has commenced, Wedbush Morgan Securities Inc. or certain of its principals, affiliates or designees has agreed to, place bids for and, if these bids are accepted, purchase up to 1,000,000 warrants in the public marketplace at prices not to exceed $1.20 per warrant. Wedbush Morgan Securities Inc. has agreed that any warrants purchased by it or its affiliates or designees will not be sold or transferred until the completion of a business combination. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire with no value if we are unable to consummate a business combination.

        Our officers, directors and existing stockholders, and their affiliates, friends and family members have indicated that they may purchase up to $2,000,000 of units after consummation of the offering. Each of our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

        In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 40,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 2,500,000 shares of common stock are outstanding, held by 15 record holders and no shares of preferred stock are outstanding.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriters' option to purchase up to 1,500,000 additional units to cover over-allotments or 20 trading days after the exercise in full or in part by the underwriters of such option. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment.

Common Stock

        Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then owned by them, including any shares of common stock offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. However, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

        Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. However, if we are subject to Section 2115(b) of the California Corporations Code, all of our directors will be selected at each annual meeting of stockholders and will hold office until the next annual meeting. For more information, see the section entitled "Management—Number and Terms of Directors." To the extent that we are subject to Section 2115(b), we will permit cumulative voting in the election of directors if any stockholder properly requests to cumulate his or her votes. See "Applicability of Provisions of California Corporate Law."

        If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholders, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

        Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of the initial business combination; or

  •
  one year from the date of this prospectus.

The warrants will expire 5 years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption,

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant at any time after the warrants become exercisable;

  •
  upon not less than 30 days prior written notice of redemption to each warrant holder; and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to warrant holders.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

        We have agreed to sell to Wedbush Morgan Securities Inc. an option to purchase up to a total of 500,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.98 (133% of the exercise price of the warrants included in the units sold in the offering). The purchase option will contain a cashless exercise feature. For a more complete description of the purchase option, see the section entitled "Underwriting—Purchase Option."

Dividends

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Applicability of Provisions of California Corporate Law

        Although we are incorporated in Delaware, we may be subject to Section 2115(b) of the California Corporations Code, which imposes various requirement of California corporate law on non-California corporations if they have characteristics of ownership and operations indicating significant contacts with California. Public companies listed or qualified for trading on a recognized national securities exchange, such as the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market, are generally exempt from Section 2115(b). However, because our securities are not listed or qualified for trading on such an exchange, we are subject to the Section 2115(b). Among the key provisions of California corporate law that may apply to us is the right of our stockholders to cumulate votes in the election of directors, limitations on the effectiveness of super-majority voting provisions contained in a corporation's charter documents and limitations on a corporation's ability to have a "staggered" board of directors.

        In May 2005, the Delaware Supreme Court in Vantage Point Venture Partners 1996 v. Examen, Inc. held that Section 2115(b) violates the internal affairs doctrine and thus does not apply to Delaware corporations. If followed by California courts, this ruling would mean that the cumulative voting requirements and other sections of the California Corporations Code do not apply to us. However, until we fully understand the impact the of the Delaware Supreme Court's decision, we will permit cumulative voting in the election of directors if any stockholder properly requests to cumulate his or her votes. In such a case, the stockholder will be entitled to as many votes as equals the number of shares of common stock held by such stockholder multiplied by the number of directors to be elected, and the stockholder will be permitted to cast all of such votes for a single nominee or to distribute these votes among two or more nominees. In addition, certain provisions of California law limit the effectiveness of supermajority voting provisions to a period of two years from the filing of the most recent charter amendment or certificate of determination that adopted or readopted the super majority voting provision, and these provisions may also apply to us as a result of Section 2115(b).

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares Eligible for Future Sale

        Immediately after this offering, we will have 12,500,000 shares of common stock outstanding, or 14,000,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933. All of the remaining 2,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for resale under Rule 144 prior to June 21, 2006. Notwithstanding the foregoing, all of those shares are subject to lock-up agreements and will not be transferable until six months after a business combination and will only be transferred prior to that date subject to certain limited exceptions. For more information about these exceptions, see the section entitled "Principal Stockholders."

Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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  1% of the number of shares of common stock then outstanding, which will equal 125,000 shares immediately after this offering (or 140,000 if the underwriters exercise their over-allotment option); and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC position on Rule 144 sales

        The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration rights

        The holders of our 2,500,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the lock-up period expires. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Global Clearance and Settlement

        We will issue our securities in the form of global securities registered in the name of Cede & Co., as nominee of the Depository Trust Company, or DTC. Each global security will be issued only in fully registered form.

        You may hold your beneficial interests in a global security directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

Definition of a global security

        A global security is a special type of indirectly held security in the form of a certificate held by a depositary for the investors in a particular issue of securities. Since we choose to issue our securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. This is done by requiring that our global securities be registered in the name of a financial institution selected by us, as appropriate, and by requiring that the securities underlying our global securities not be transferred to the name of any direct holder except in certain circumstances.

        The financial institution that acts as the sole direct holder of a global security is called the "Depositary." Any person wishing to own our securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary. In the case of our securities, DTC will act as depositary and Cede & Co. will act as its nominee.

        Except under limited circumstances or upon the issuance of securities in definitive form, a global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global security will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

Special investor considerations for global securities

        As an indirect holder, an investor's rights relating to the global security will be governed by the account rules of the investor's financial institution and of the Depositary, DTC, as well as general laws relating to securities transfers. We will not recognize this type of investor as a holder of our securities and instead will deal only with DTC, the Depositary that holds the global securities.

        An investor in our securities should be aware that because these securities will be issued only in the form of global securities:

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  Except in certain limited circumstances, the investor cannot get our securities registered in his or her own name.

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  Except in certain limited circumstances, the investor cannot receive physical certificates for his or her securities.

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  The investor will be a "street name" holder and must look to his or her own bank or broker for payments on our securities and protection of his or her legal rights relating to our securities.

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  The investor may not be able to sell interests in our securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

  •
  DTC's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global securities. We have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global securities. We do not supervise DTC in any way.

Description of DTC

        DTC has informed us that:

  •
  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

  •
  DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transactions between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a DTC account holder, either directly or indirectly.

  •
  DTC's rules are on file with the SEC.

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  DTC's records reflect only the identity of its participants to whose accounts beneficial interest in the Global Securities are credited. These participants may or may not be the owners of the beneficial interests so recorded. The participants will be responsible for keeping account of their holdings on behalf of their beneficial owners.

UNDERWRITING

        In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Wedbush Morgan Securities Inc. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Wedbush Morgan Securities Inc.
ThinkEquity Partners LLC

Total	10,000,000

        A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

        We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

        If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

        We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required.

        The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid.

        As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

        Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

        Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

        We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $            per unit.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

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  prior offerings of those companies;

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  our prospects for acquiring an operating business at attractive values;

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  our capital structure;

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  an assessment of our management and their experience in identifying operating companies;

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  general conditions of the securities markets at the time of the offering; and

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  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

        We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

        The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public Offering Price	$8.00	$80,000,000	$92,000,000
Discount	$0.48	4,800,000	5,520,000
Non-accountable Expense Allowance(1)	$0.08	800,000	800,000

Proceeds Before Expenses(2)	$7.44	$74,400,000	$85,680,000

(1)
The non-accountable expense allowance, which is payable to Wedbush Morgan Securities Inc. alone, is not payable with respect to the units sold upon exercise of the underwriters' over-allotment option.

(2)
The offering expenses are estimated to be approximately $517,483.

Purchase Option

        We have agreed to sell to Wedbush Morgan Securities Inc., for $100, an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the units have an exercise price of $7.98 (133% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The purchase option will contain a cashless exercise feature that allows the holder, instead of paying the exercise price, to receive shares and warrants having a value equal to the difference between the aggregate exercise price and the aggregate market price (as determined at the time of exercise) of the total number of units subject to the option. The purchase option and the 500,000 units, the 500,000 shares of common stock and the 500,000 warrants underlying such units, and the 500,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. However, the purchase option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

        Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the purchase option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the purchase option. We will bear all fees and expenses attendant to registering the securities underlying the purchase option, other than underwriting discounts and commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

        Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing Transactions.    The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

  •
  Over-Allotments and Syndicate Coverage Transactions.    The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

  •
  Penalty Bids.    The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

        Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. These transactions may occur in the over-the-counter market or other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

        Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder's fee that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

Indemnification

        We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

        Cooley Godward LLP, San Francisco, California, will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by Bingham McCutchen LLP, New York, New York.

EXPERTS

        The financial statements of MDC Acquisition Partners Inc. at June 21, 2005 and for the period from June 17, 2005 (date of inception) through June 21, 2005 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which includes an explanatory paragraph relating to substantial doubt existing about the ability of MDC Acquisition Partners Inc. to continue as a going concern, of BDO Seidman LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

MDC ACQUISITION PARTNERS INC.
(a development stage company)

Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
MDC Acquisition Partners Inc.

        We have audited the accompanying balance sheet of MDC Acquisition Partners Inc. (a development stage company) as of June 21, 2005 and the related statements of operations, stockholders' equity and cash flows for the period from June 17, 2005 (date of inception) through June 21, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MDC Acquisition Partners Inc. as of June 21, 2005 and the results of its operations and its cash flows for the period from June 17, 2005 (date of inception) through June 21, 2005 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company's cash and working capital as of June 21, 2005 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Notes A and C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Seidman LLP
New York, New York
June 23, 2005

MDC ACQUISITION PARTNERS INC.
(a development stage company)

Balance Sheet

June 21, 2005
ASSETS
Current assets:
Cash and cash equivalents	$175,000
Deferred offering costs	70,000

Total assets	$245,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$1,000
Accrued offering costs	70,000

Total current liabilities	71,000
Note payable to a related party	150,000

Total liabilities	221,000

STOCKHOLDERS' EQUITY
Preferred stock—$0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	0
Common stock—$0.0001 par value; 40,000,000 shares authorized; 2,500,000 issued and outstanding	250
Additional paid-in capital	24,750
Deficit accumulated during the development stage	(1,000)

Total stockholders' equity	24,000

Total liabilities and stockholders' equity	$245,000

See notes to financial statements

MDC ACQUISITION PARTNERS INC.
(a development stage company)

Statement of Operations

June 17, 2005 (Date of Inception) Through June 21, 2005
Formation and operating costs	$1,000

Net loss for the period	$(1,000)

Weighted average number of shares outstanding	2,500,000

Net loss per share (basic and diluted)	$0.00

See notes to financial statements

MDC ACQUISITION PARTNERS INC.
(a development stage company)

Statement of Stockholders' Equity

	Common Stock
			Additional Paid-In Capital	Deficit Accumulated During the Development Stage
	Shares	Amount			Total
Balance—June 17, 2005 (date of inception)	—	$—	$—	$—	$—
Issuance of common stock to existing stockholders	2,500,000	250	24,750		25,000
Net loss for the period				(1,000)	(1,000)
Balance—June 21, 2005	2,500,000	$250	$24,750	$(1,000)	$24,000

See notes to financial statements

MDC ACQUISITION PARTNERS INC.
(a development stage company)

Statement of Cash Flows

June 17, 2005 (Date of Inception) Through June 21, 2005
Cash flows from operating activities:
Net loss	$(1,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accrued expenses	1,000

Net cash provided by operating activities	0

Cash flows from financing activities:
Proceeds from note payable	150,000
Proceeds from issuance of common stock to existing stockholders	25,000

Net cash provided by financing activities	175,000

Net increase in cash and cash equivalents	175,000

Cash and cash equivalents—beginning of period	0

Cash and cash equivalents—end of period	$175,000

Supplemental disclosure of non-cash financing activity:
Accrued offering costs	$70,000

See notes to financial statements

MDC ACQUISITION PARTNERS INC.
(a development stage company)

Notes to Financial Statements

June 21, 2005

NOTE A—ORGANIZATION AND BUSINESS OPERATIONS; GOING CONCERN CONSIDERATION

        MDC Acquisition Partners Inc. (the "Company") was incorporated in Delaware on June 17, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in the consumer or business services sector through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the "Proposed Offering"), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the consumer or business services sector ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the gross proceeds, after payment of certain amounts to the underwriter, will be held in a trust account ("Trust Account") and invested in money market funds meeting conditions of the Investment company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company, other than the existing stockholders, with respect to any Business Combination.

        In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company's public stockholders , excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

        Going concern consideration—As indicated in the accompanying financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management's plans to address this uncertainty are discussed in Note C. There is no assurance that the Company's plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]
Cash and cash equivalents:

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[2]
Loss per common share:

        Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[3]
Use of estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[4]
Income taxes:

        Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

        The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $340. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 21, 2005.

        The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

[5]
Deferred offering costs:

        Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

NOTE C—PROPOSED OFFERING

        The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 units ("Units") (excluding 1,500,000 units pursuant to the underwriters over-allotment option and 500,000 units issuable upon exercise of the representative's purchase option). Each Unit consists of one share of the Company's common stock, $0.0001 par value, and one redeemable common stock purchase warrant ("Warrant"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

        The Company has also agreed to sell to Wedbush Morgan Securities Inc., the representative of the underwriters, for $100, an option to purchase up to a total of 500,000 units, consisting of one share of common stock and one warrant, at $10.00 per unit, commencing on the later of the consummation of the business combination and one year after the date of the final prospectus for the Proposed Offering and expiring five years after the date of the final prospectus for the Proposed Offering. The warrants underlying such units will have terms that are identical to those being issued in the Offering, with the exception of the exercise price, which will be set at $7.98 per warrant. The purchase option will also contain a cashless exercise feature that allows the holder of the purchase option to receive units on a net exercise basis. In addition, the purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the current offering. Further, the holder of the purchase option will be entitled to piggy-back registration rights in the event the Company undertakes a subsequent registered offering within seven years of the completion of the current offering.

NOTE D—RELATED PARTY TRANSACTIONS

        [1]   The Company issued a $150,000 unsecured promissory note to a related party, McCown De Leeuw on June 21, 2005. The note bears interest at a rate of 3.5% per annum and is payable on the earlier of June 22, 2006 or the consummation of the Proposed Offering.

        [2]   The Company presently occupies office space provided by an affiliate of several of the initial stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services commencing on the effective date of the Proposed Offering.

NOTE E—COMMITMENTS

        In connection with the Proposed Offering, the Company has committed to pay a 6% fee of the gross offering proceeds and a 1% expense allowance of the gross offering proceeds, excluding the over-allotment option, to the underwriters at the closing of the Proposed Offering.

NOTE F—PREFERRED STOCK

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

        Until                        , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$80,000,000

MDC Acquisition Partners Inc.

10,000,000 Units

PROSPECTUS

                , 2005

Wedbush Morgan Securities
ThinkEquity Partners LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative non-accountable expense allowance) will be as follows:

SEC Registration Fee	$20,008
NASD Filing Fee	17,475
Accounting Fees and Expenses	30,000
Printing and Engraving Expenses	50,000
Legal Fees and Expenses	300,000
Blue Sky Services and Expenses	50,000
Miscellaneous(1)	50,000

Total	$517,483

(1)
This amount represents additional expenses that may be incurred by the Registrant or Underwriters in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

        Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145.    Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Paragraph B. of Article Eighth of our certificate of incorporation provides:

          "The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby."

        Article XI of our Bylaws provides for indemnification of any of our directors, officers, employees or agents for certain matters in accordance with Section 145 of the DGCL.

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

        (a)   During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Robert B. Hellman, Jr.(1)	875,000
Matthew P. Carbone(1)	375,000
George E. McCown(1)	250,000
MDC Asset Management Partners, LLC(1)	218,750
Judith N. Bornstein(2)	125,000
Jeffrey A. Zawadsky(2)	168,750
Kunal Sarkar(2)	112,500
Nancy E. Katz(2)	112,500
Jeffrey M. Drazan(2)	37,500
Mark Lerdal(2)	37,500
G. Daniel Adams, Jr.(2)	37,500
Mark Lazar(2)	37,500
John Lillie(2)	37,500
John E. Murphy(2)	37,500
David L. Page(2)	37,500
Total:	2,500,000

(1)
Such shares were issued on June 21, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as they were sold to sophisticated, wealthy individuals who were each accredited investors, as defined in Rule 501(a) of the Securities Act of 1933. The shares issued to the individuals and entities above were sold for an aggregate offering price of $17,187.50 at an average purchase price of approximately $0.01 per share. No underwriting discounts or commissions were paid with respect to such sales.

(2)
Such shares were issued on June 21, 2005 in connection with a compensatory benefit plan for our employees, directors, officers, advisors or consultants and pursuant to the exemption from registration contained in Rule 701 of the Securities Act of 1933. The shares issued to the individuals above were sold for an aggregate offering price of $7,812.50 at an average purchase price of approximately $0.01 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

        (a)   The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation*
3.2	Bylaws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
4.5	Form of Purchase Option to be granted to the Representative*

5.1	Opinion of Cooley Godward LLP*
10.1	Founder Stock Purchase Agreement between the Registrant and Robert B. Hellman, Jr.*
10.2	Founder Stock Purchase Agreement between the Registrant and George E. McCown*
10.3	Founder Stock Purchase Agreement between the Registrant and Matthew P. Carbone*
10.4	Founder Stock Purchase Agreement between the Registrant and John E. Murphy*
10.5	Founder Stock Purchase Agreement between the Registrant and David Page*
10.6	Founder Stock Purchase Agreement between the Registrant and Jeffrey A. Zawadsky*
10.7	Founder Stock Purchase Agreement between the Registrant and Kunal Sarkar*
10.8	Founder Stock Purchase Agreement between the Registrant and Nancy E. Katz*
10.9	Founder Stock Purchase Agreement between the Registrant and Judith N. Bornstein*
10.10	Founder Stock Purchase Agreement between the Registrant and Mark Lazar*
10.11	Founder Stock Purchase Agreement between the Registrant and John Lillie*
10.12	Founder Stock Purchase Agreement between the Registrant and Jeffrey M. Drazan*
10.13	Founder Stock Purchase Agreement between the Registrant and Mark Lerdal*
10.14	Founder Stock Purchase Agreement between the Registrant and G. Daniel Adams, Jr.*
10.15	Stock Purchase Agreement between the Registrant and MDC Asset Management Partners, LLC*
10.16	Form of Letter Agreement between the Registrant, Wedbush Morgan Securities Inc. and each of the existing stockholders*
10.17	Form of Lock-up Agreement between Wedbush Morgan Securities Inc. and each of the existing stockholders*
10.18	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.19	Promissory Note issued by the Registrant to McCown De Leeuw & Co., LLC*
10.20	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders*
10.21	Form of Warrant Purchase Agreement among Wedbush Morgan Securities Inc. and one or more of the Existing Stockholders*
10.22	Office Service Agreement between the Registrant and McCown De Leeuw & Co., LLC*
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Cooley Godward LLP (incorporated by reference from Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this registration statement)

*
To be filed by amendment.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on June 30, 2005.

MDC ACQUISITION PARTNERS INC.
By:	/s/ ROBERT B. HELLMAN, JR. Robert B. Hellman, Jr. Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Robert B. Hellman, Jr., and Matthew P. Carbone, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ ROBERT B. HELLMAN, JR. Robert. B. Hellman, Jr.	Chairman and Chief Executive Officer (Principal Executive Officer)	June 30, 2005
/s/ JUDITH N. BORNSTEIN Judith N. Bornstein	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2005
/s/ MATTHEW P. CARBONE Matthew P. Carbone	President and Director	June 30, 2005
/s/ GEORGE E. MCCOWN George E. McCown	Director	June 30, 2005
/s/ MARK LERDAL Mark Lerdal	Director	June 30, 2005

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation*
3.2	Bylaws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
4.5	Form of Purchase Option to be granted to the Representative*
5.1	Opinion of Cooley Godward LLP*
10.1	Founder Stock Purchase Agreement between the Registrant and Robert B. Hellman, Jr.*
10.2	Founder Stock Purchase Agreement between the Registrant and George E. McCown*
10.3	Founder Stock Purchase Agreement between the Registrant and Matthew P. Carbone*
10.4	Founder Stock Purchase Agreement between the Registrant and John E. Murphy*
10.5	Founder Stock Purchase Agreement between the Registrant and David Page*
10.6	Founder Stock Purchase Agreement between the Registrant and Jeffrey A. Zawadsky*
10.7	Founder Stock Purchase Agreement between the Registrant and Kunal Sarkar*
10.8	Founder Stock Purchase Agreement between the Registrant and Nancy E. Katz*
10.9	Founder Stock Purchase Agreement between the Registrant and Judith N. Bornstein*
10.10	Founder Stock Purchase Agreement between the Registrant and Mark Lazar*
10.11	Founder Stock Purchase Agreement between the Registrant and John Lillie*
10.12	Founder Stock Purchase Agreement between the Registrant and Jeffrey M. Drazan*
10.13	Founder Stock Purchase Agreement between the Registrant and Mark Lerdal*
10.14	Founder Stock Purchase Agreement between the Registrant and G. Daniel Adams, Jr.*
10.15	Stock Purchase Agreement between the Registrant and MDC Asset Management Partners, LLC*
10.16	Form of Letter Agreement between the Registrant, Wedbush Morgan Securities Inc. and each of the existing stockholders*
10.17	Form of Lock-up Agreement between Wedbush Morgan Securities Inc. and each of the existing stockholders*
10.18	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.19	Promissory Note issued by the Registrant to McCown De Leeuw & Co., LLC*
10.20	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders*

10.21	Form of Warrant Purchase Agreement among Wedbush Morgan Securities Inc. and one or more of the Existing Stockholders*
10.22	Office Service Agreement between the Registrant and McCown De Leeuw & Co., LLC*
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Cooley Godward LLP (incorporated by reference from Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this registration statement)

*
To be filed by amendment.

QuickLinks

TABLE OF CONTENTS
PROSPECTUS SUMMARY
THE OFFERING
SUMMARY FINANCIAL DATA
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
DILUTION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL STOCKHOLDERS
DESCRIPTION OF SECURITIES
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
MDC ACQUISITION PARTNERS INC. (a development stage company) Index to Financial Statements
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MDC ACQUISITION PARTNERS INC. (a development stage company) Balance Sheet
MDC ACQUISITION PARTNERS INC. (a development stage company) Statement of Operations
MDC ACQUISITION PARTNERS INC. (a development stage company) Statement of Stockholders' Equity
MDC ACQUISITION PARTNERS INC. (a development stage company) Statement of Cash Flows
MDC ACQUISITION PARTNERS INC. (a development stage company) Notes to Financial Statements June 21, 2005
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX